UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024 (December 5, 2024)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	93-4680139
(State or Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Wayne D. Thorsen as Executive Vice President and Chief Operating Officer

On December 5, 2024, our subsidiary, Sirius XM Radio LLC, entered into an Employment Agreement (the “Employment Agreement”) with Wayne D. Thorsen to serve as our Executive Vice President and Chief Operating Officer. Mr. Thorsen will oversee our Product and Technology functions and be responsible for aspects of our commercial activities, as well as business development, certain consumer marketing activities, and corporate strategy. The Employment Agreement will become effective on December 16, 2024 (the “Effective Date”). The term of the Employment Agreement shall begin on the Effective Date and end on December 15, 2027.

Wayne D. Thorsen, age 51, served as the Executive Vice President and Chief Business Officer of ADT Inc., a leading provider of security, interactive, and smart home solutions in the United States, from January 2023 until December 2024. From May 2018 until January 2023, Mr. Thorsen served as Vice President, Devices and Services Business Development, at Google Inc., a subsidiary of Alphabet Inc. Prior to that, he was Senior Vice President, Marketing and Strategic Partnerships, at Social Finance, Inc. (the predecessor of SoFi Technologies, Inc.), a personal finance company, from 2017 to 2018. Mr. Thorsen has a depth of experience driving business development and innovation at a variety of leading companies, including earlier leadership roles at Rune, Inc., a software company, Viacom, Inc., a multinational media and entertainment company, Telefónica Digital, the digital business unit of Telefónica, a global telecommunications company, BlueKai, a data management company for marketers, and Microsoft, the multinational technology company.

Pursuant to the Employment Agreement, Mr. Thorsen’s annual base salary will be $1,150,000. The Employment Agreement entitles Mr. Thorsen to participate in any bonus plan generally applicable to our executive officers and provides for an annual target bonus equal to 150% of his base salary. Mr. Thorsen will not be eligible for a bonus for the year ending December 31, 2024. Within thirty days of the Effective Date, we have agreed to pay Mr. Thorsen a one-time cash sign-on bonus of $700,000. This sign on bonus is repayable by Mr. Thorsen in full if he terminates his employment prior to the first anniversary of the Effective Date.

The Employment Agreement provides, in the case of certain qualifying terminations, for continuation of his health insurance benefits for eighteen months and life insurance benefits for twelve months and for a lump sum severance payment in an amount equal to the sum of (i) Mr. Thorsen’s annual base salary, and (ii) the greater of Mr. Thorsen’s target bonus opportunity for the year in which his termination occurs or the last annual bonus paid (or due and payable) to him. In the case of certain qualifying terminations, we are also obligated to pay him a pro-rated bonus for the year in which the termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid bonus for the year prior to the termination. Our obligation to provide these severance benefits is subject to Mr. Thorsen’s execution of an effective release of claims against us. The Employment Agreement also contains other provisions, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by our policies or applicable law, regulations or stock exchange listing requirement.

In connection with the Employment Agreement, on the second business day following the day that the trading window for our employees opens after the Effective Date (the “Grant Date”), we have agreed to grant Mr. Thorsen:

●         time-based restricted stock units (“RSUs”) having a grant value of $1,500,000. This time-based RSU award will vest in equal installments on the first anniversary of the Effective Date, the second anniversary of the Effective Date, and December 15, 2027.

●         time-based RSUs having a grant value of $1,500,000. This time-based RSU award will vest in two equal installments on the first two anniversaries of the Effective Date.

●         performance-based RSUs having a grant value of $1,500,000. This performance-based RSU award will cliff vest following one or more performance periods designated by the Compensation Committee if one or more performance targets to be established by the Compensation Committee are achieved, subject to the Compensation Committee’s later certification of that performance during that performance period and his continued employment through December 15, 2027.

Starting in 2026, and continuing for the remainder of the term of the Employment Agreement, Mr. Thorsen will be eligible for additional equity-based compensation awards based on his and our performance. Such annual grants, including the amounts, terms and conditions for such grants, are subject to approval by the Compensation Committee. Such annual grants, if any, will take place at the same time that equity grants are provided to our other management-level employees.

Each of the awards will be subject to acceleration or termination under certain circumstances consistent with the terms of equity awards granted to our other executive officers.

Additional information about the benefit plans and programs generally available to our executive officers is included in the Proxy Statement for our 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on April 8, 2024.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Joseph Inzerillo, Chief Product and Technology Officer, to Pursue Other Opportunities

On December 10, 2024, we announced that Joseph Inzerillo, our Chief Product and Technology Officer, will be pursuing other opportunities effective immediately. There were no disagreements between the Company and Mr. Inzerillo. We have entered into a separation agreement with Mr. Inzerillo that honors the terms of his employment agreement.

Item 7.01.	Regulation FD Disclosure

On December 10, 2024, we issued a press release updating our strategic direction. A copy of that press release is furnished as Exhibit 99.1.

On December 10, 2024, we issued a press release announcing the events described in Item 5.02 above. A copy of that press release is furnished as Exhibit 99.2.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Statements and Exhibits

(d)                       Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of December 5, 2024, between Sirius XM Radio LLC and Wayne D. Thorsen

99.1	Press release dated December 10, 2024

99.2	Press release dated December 10, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: December 10, 2024

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